Exhibit 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT

This ADDENDUM TO EMPLOYMENT AGREEMENT (“Addendum”), effective as of May 5, 2017 (the “Effective Date”), is by and between THE BON-TON STORES, INC., a Pennsylvania corporation (the “Company”), and KATHRYN BUFANO (“Executive”), and amends the Executive’s Employment Agreement dated July 28, 2014 and effective as of August 25, 2014 (“Employment Agreement”).

WITNESETH:

WHEREAS, the Executive and the Company have agreed that Executive’s employment relationship with the Company and the Executive’s Employment Agreement shall terminate, effective at the close of business on August 25, 2017, or on such other earlier date as provided below (“Termination Date”);

WHEREAS, Executive and the Company desire to provide for the orderly transition of Executive’s duties and responsibilities during a Transition Period (defined below); and

WHEREAS, the Executive and the Company have agreed upon the terms upon which Executive will be employed by the Company during the Transition Period;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Executive agree as follows:

1.                                                   Termination of the Employment Agreement and the Employment Relationship. The employment relationship between the parties shall end on August 25, 2017, upon expiration of Executive’s Employment Agreement, unless Executive accelerates the Termination Date upon four (4) weeks’ advance written notice of an earlier termination date between June 30, 2017 and August 25, 2017. Any acceleration of the Termination Date is conditioned upon Executive’s prior completion of the Executive’s Transition Period duties to the reasonable satisfaction of the Company. Furthermore, the Employment Agreement between the parties shall end as of the Termination Date. For the avoidance of doubt, this Addendum is intended to represent the parties’ agreement not to renew the Employment Agreement upon its expiration and the parties agree that the termination of the Employment Agreement, the decision not to continue the parties’ employment relationship, and any events that may occur after April 15, 2017 do not constitute, and cannot be construed to constitute, termination of employment under Paragraphs 9(c), (d), (e), (f) or (g) of the Employment Agreement.

2.                                                     Transition Period. Executive shall continue to perform Executive’s duties and responsibilities as President and Chief Executive Officer of the Company, as modified by this Addendum, on a full-time basis from the Effective Date of this Agreement through the Termination Date (the “Transition Period”). Moreover, the parties agree that, as of May 5, 2017, to the Company’s knowledge, Executive has complied with all of her obligations under the Employment Agreement.

3.                                                       Specific Transition Period Duties and Responsibilities. Executive agrees that during the Transition Period Executive shall work cooperatively with the Company and any successor President and Chief Executive Officer (“Successor”) in the transition of Executive’s duties and responsibilities and that, among other duties consistent with Executive’s position, Executive shall: (i) develop, in conjunction with the Board of Directors, any Successor and senior Company executives, a new strategic plan; (ii) work with senior Company executives, including any Successor, to create and maintain relationships with key stakeholders including, but not limited to, vendors, financial contacts, analysts and the internal management team; (iii) work with the merchant team to help that team form deeper relationships with vendors; and (iv) support any Successor in determining and implementing any changes in organizational structure. The Company agrees that it will provide Executive the information that it reasonably deems necessary to comply with these duties and responsibilities.

4.                                            Compensation.

(a)                                   Salary. Executive shall continue to receive her current Base Salary, less applicable withholdings and deductions, through the Termination Date, in substantially equal installments in accordance with the Company’s regular executive payroll practices in effect from time to time. For the avoidance of doubt, if Executive’s Termination Date is before August 25, 2017, all of Executive’s right to Base Salary shall end as of the earlier Termination Date.

(b)                                  Annual Bonus. Executive shall be entitled to a pro-rated Annual Bonus pursuant to the terms of the Amended and Restated Cash Bonus Plan, as amended from time to time (“Cash Bonus Plan”). Any Annual Bonus shall be computed and paid to Executive no later than April15, 2018.

(c)                                        Time-Based Vesting Restricted Shares. Executive shall be vested in the Time-Based Vesting Restricted Shares set forth in Paragraph 4(c)(ii)(A) of the Employment Agreement, as of the Termination Date, in accordance with the terms and conditions of Paragraph 4(c)(ii)(A) of the Employment Agreement and the Restricted Stock Award attached as Exhibit A to the Employment Agreement.

(d)                                   Performance-Based Vesting Restricted Shares. Executive shall be vested in the Performance-Based Vesting Restricted Shares set forth in Paragraph 4(c)(ii)(B) of the Employment Agreement, to the extent the established performance targets are met, in accordance with the terms and conditions of Paragraph 4(c)(ii)(B) of the Employment Agreement and the Restricted Stock Award attached as Exhibit B to the Employment Agreement.

(e)                                           Transition Bonus. If Executive complies in all material respects with the terms and conditions of Executive’s Employment Agreement, as modified by this Addendum, through the Termination Date, and signs and does not timely revoke the Separation Agreement and General Release attached hereto as Exhibit 1, the Company shall pay Executive a transition bonus of Five Hundred Thousand Dollars ($500,000), less applicable deductions and withholdings (“Transition Bonus”). The Transition Bonus shall be payable 50% in a lump sum within 30 days after Executive signs and does not timely revoke the Separation Agreement and General Release, and 50% in a lump sum within 90 days after Executive signs and does not timely revoke the Separation Agreement and General Release. In the event the review and revocation period could cause the first payment to be made in either of two successive calendar

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years, the first such payment shall be made no earlier than January 1 of the second such calendar year.

(f)                                            Relocation Expenses. If Executive complies in all material respects with the terms and conditions of Executive’s Employment Agreement, as modified by this Addendum, through the Termination Date, and signs and does not timely revoke the Separation Agreement and General Release, the Company shall pay Executive the sum of One Hundred Thousand Dollars ($100,000) based on Executive’s representations of the expenses she will incur related to relocation from Milwaukee after she leaves the Company (“Relocation Expenses”). This payment shall be subject to all required tax withholdings and shall be reported on IRS Form W-2, as required by law. Executive agrees to indemnify and hold harmless the Company from any tax liabilities, interest, penalties, and/or costs that may be assessed or incurred in relation to payment(s) made pursuant to this Section 4(±), except that Executive shall not be liable for any FICA contributions assessed against the Company. The Relocation Expenses will be paid in a lump sum within 30 days after Executive signs and does not timely revoke the Separation Agreement and General Release. In the event the review and revocation period could cause the first payment to be made in either of two successive calendar years, the first such payment shall be made no earlier than January 1 of the second such calendar year.

(g)                                         COBRA Payments. If Executive fully complies with the terms and conditions of Executive’s Employment Agreement, as modified by this Addendum, through the Termination Date, signs and does not timely revoke the Separation Agreement and General Release, the Company shall pay to Executive the amount of any COBRA premium through December 31, 2017, which Executive may, but is not required to, use to cover costs of health coverage whether through COBRA continuation, or otherwise.

(h)                                       No Other Compensation. The Transition Bonus, Relocation Expenses and payment provided pursuant to section 4(g) shall be in lieu of any other payment to which Executive may be entitled by reason of any severance plan sponsored by the Company or otherwise.

(i)                                              Benefits. Executive shall remain eligible for the benefits set forth in Paragraphs 6 and 7 of the Employment Agreement through the Termination Date and shall be paid for any accrued, unused vacation within 30 days after Executive’s Termination Date. For the avoidance of doubt, if Executive’s Termination Date is before August 25, 2017, all of Executive’s right to the benefits set forth in Paragraphs 6 and 7 of the Employment Agreement shall end as of the earlier Termination Date.

G)                                            Expense Reimbursement. The Company shall pay or reimburse Executive for reasonable entertainment and other business expenses incurred by Executive in connection with the performance of Executive’s duties under the Employment Agreement and this Addendum through the Termination Date, upon receipt of vouchers therefor and in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time. The parties agree that Executive shall submit any expenses for reimbursement within fifteen (15) days after the Termination Date.

(k)                                          No Other Compensation. Executive shall only be eligible for the compensation and benefits set forth in this Paragraph 4 of the Addendum and shall not be entitled to any additional compensation or benefits, including, but not limited to, any

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equity-based compensation referenced in Paragraph 4(c)(ii)(C) of the Employment Agreement.

5.                                                   Resignation from Officer and Director Positions. Executive will resign from all director and officer positions with the Company, effective as of the Termination Date. Executive agrees to cooperate with the Company in transitioning her director and officer responsibilities and to promptly execute any documents necessary to effectuate such resignations.

6.                                                   Announcements. Prior to a joint public announcement by the Company and Executive in the form agreed to by the parties, Executive shall not announce or otherwise communicate in any manner the existence of the terms of this Addendum or any facts or circumstances related thereto, except to her family, attorney, and tax and financial advisors. The Company and the Executive agree to work on an agreed-upon date for the public announcement, and agree that such announcement will occur no later than June 1, 2017. Subject to the mutual non-disparagement provision in Section 5 of the Separation Agreement and Release, nothing in this Addendum prevents Executive from accurately sharing or commenting on public information about the Company and Executive’s tenure at the Company.

7.                                                    Restrictive Covenants. Paragraph 12 of the Employment Agreement, Non- Solicitation, Non-Competition and Confidentiality, shall be replaced as follows:

(a)                                             During Executive’s employment with the Company and for a period of two (2) years after the termination of Executive’s employment with the Company for any reason whatsoever, whether by Executive or by the Company and whether during the term of this Addendum or subsequent to the expiration of this Addendum, Executive shall not, directly or indirectly, solicit, induce, encourage, influence or otherwise cause any customer, employee, consultant, independent contractor or supplier of the Company to change his, her or its business relationship with or terminate employment with the Company.

(b)                                         During Executive’s employment with the Company, Executive shall not be engaged by or engage in business with (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise) or be financially interested in (other than any investment approved by the Board of Directors) any Competitor of the Company in the United States. For purposes of this Addendum, “Competitor” means any person or entity conducting business in the retail department store industry, including but not limited to each of Macy’s Inc., Dillard’s Inc., Kohl’s Corporation, Belk, Inc. and J.C. Penney, Inc. and the affiliates and successors of each of them. Executive’s passive ownership of less than 2% of any class of securities of a company shall not constitute a violation of the first sentence of this Paragraph 7(b).

(c)                                           During Executive’s employment with the Company and at all times thereafter, and except as required by law, Executive shall not use for Executive’s personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than the Company, any confidential information of the Company that Executive acquires in the course of Executive’s employment, which is not otherwise lawfully known by and readily available to the general public or which has not been disclosed publically through no fault of the Executive. This confidential information includes,

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but is not limited to: any material referred to in Paragraph 11 of the Employment Agreement or any nonpublic information regarding the business, marketing, legal or accounting methods, policies, plans, procedures, strategies or techniques; research or development projects or results; trade secrets or other knowledge or processes of or developed by the Company; names and addresses of employees, suppliers or customers. Executive confirms that such information is confidential and constitutes the exclusive property of the Company, and agrees that, immediately upon Executive’s termination, whether by Executive or by the Company and whether during the term of this Addendum or subsequent to the expiration of this Addendum, Executive shall deliver to the Company all correspondence, documents, books, records, lists, computer programs and other writings relating to the Company’s business; and Executive shall retain no copies, regardless of where or by whom said writings were kept or prepared.

(d)                                         During Executive’s employment with the Company, Executive shall, upon reasonable notice, furnish to the Company such information pertaining to Executive’s employment with the Company as may be in Executive’s possession. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in fulfilling Executive’s obligation under this subparagraph (d).

(e)                                          The provisions of subparagraphs (a), (b), (c) and (d) of this Paragraph 7 shall survive the cessation of Executive’s employment for any reason, as well as the expiration of the Employment Agreement at the end of its Term or the termination of the Employment Agreement at any time prior thereto.

(f)                                           Executive acknowledges that the restrictions contained in this Paragraph 7, in view of the nature of the business in which the Company is engaged and the Executive’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company. Executive therefore consents and agrees that, in the event of a breach or threatened breach of any of the restrictions contained in this Paragraph 7, the Company shall be entitled to seek a temporary, preliminary and/or permanent injunction and/or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned relief shall be in addition to, and not in lieu of, any other legal remedies, monetary damages or other available forms of relief.

(g)                                           Executive agrees that if any or any portion of the foregoing covenants, or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, Executive agrees that the Court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form. If Executive violates any of the restrictions contained in subparagraphs (a) or (b), the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of the Company) shall not count toward or be included in the

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restrictive period contained in subparagraphs (a) and (b).

(h)                                        For purposes of this Addendum, the term “Company” shall include not only The Bon-Ton Stores, Inc., but also any of its successors, assigns, subsidiaries or affiliates. Executive consents to the assignment of this Addendum to any purchaser of the Company or a substantial portion of its assets.

(i) Section 409A. For purposes of establishing the Executive’s right to receive a payment under this Addendum, in no event shall the Termination Date be considered to occur prior to the date the Executive experiences a “separation from service” from the Company as described in Treasury Regulations Section 1.409A-l(h). Notwithstanding any provision of this Addendum or the Executive’s Employment Agreement to the contrary, if the Executive is considered a “specified employee” upon the Termination Date under such procedures as established by the Company in accordance with the Nonqualified Deferred Compensation Rules, any portion of a cash or benefit distribution made upon her termination from employment that would cause the acceleration of, or an addition to, any taxes pursuant to Internal Revenue Code Section 409A (“409A”) may not commence earlier than six (6) months after the Termination Date; any payments or benefits that would be exempt from 409A shall be paid in accordance with the original schedules noted in other sections of this Agreement. Therefore, in the event this Section is applicable to the Executive, any distribution which would cause the acceleration of, or an addition to, any taxes pursuant to 409A that would otherwise have been paid to the Executive within the first six (6) months following the Termination Date shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh (7th) month following the Termination Date. All subsequent distributions, if any, shall be paid in the manner otherwise specified herein. Executive’s right to receive any installment payments payable hereunder shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment for purposes of409A.

8.                                                     Paragraph Headings. The paragraph headings in this Addendum are for convenience only; they form no part of this Addendum and shall not affect its interpretation.

9.                                                     Entire Understanding. This Addendum contains the entire understanding between the Company and Executive with respect to the subject matter hereof and supersedes all prior and contemporary agreements and understandings, inducements or conditions, express or implied, written or oral, between the Company and Executive except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Other than as set forth in this Addendum, all other terms and conditions of the parties’ Employment Agreement remain in full force and effect.

10.                                                Execution in Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Addendum shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement as of the date first above written.

THE BON-TON STORES, INC.

By:	/s/ Tim Grumbacher
Tim Grumbacher,
Chairman of the Board of Directors

EXECUTIVE:

/s/ Kathryn Bufano
Kathryn Bufano

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Exhibit 1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is by and between The Bon- Ton Stores, Inc. (“Company”) and Kathryn Bufano (“Executive”).

In consideration of the mutual promises and commitments made herein, and intending to be legally bound hereby, Executive and the Company agree as follows:

1.                                      Termination of Employment and Director Relationships

A.                                    Executive is party to an Employment Agreement dated July 28, 2014 (“Employment Agreement”), and an Addendum to Employment Agreement dated May 5, 2017 (“Addendum”).

B.                                    The parties, pursuant to the terms of the Addendum, have agreed to end Executive’s employment relationship, and Executive’s participation as an officer and director of the Company, effective August 25, 2017 or on such other earlier date as provided pursuant to the parties’ Addendum (the “Termination Date”); but if, upon the parties’ mutual agreement, Executive separates from the Company on a date other than August 25, 2017, the Termination Date for purposes of this Agreement will be the actual date on which the employment relationship between the parties is terminated.

C.                                    Executive no longer will be authorized to transact business or incur any expenses, obligations and liabilities on behalf of the Company after the Termination Date. Executive acknowledges the following: (i) Executive has no unreported reimbursements to report or claim against the Company; and (ii) Executive has reported to the Company any and all work-related injuries incurred during employment.

2.                                      Transition Bonus, Relocation Expenses and COBRA Payments

A.                                    In consideration for Executive signing, returning and not revoking this Agreement (which contains a General Release) in accordance with the terms of Section 12 of this Agreement, and complying with the terms and conditions of Executive’s Employment Agreement, as modified by the Addendum, the Company has agreed to pay Executive a transition bonus of Five Hundred Thousand Dollars ($500,000), less applicable deductions and withholdings (“Transition Bonus”) pursuant to the terms of the Addendum.

B.                                    The Transition Bonus shall be payable 50% in a lump sum within 30 days after Executive signs and does not timely revoke this Agreement and 50% in a lump sum within 90 days after Executive signs and does not timely revoke this Agreement.

C.                                    In further consideration for Executive signing, returning and not revoking this Agreement (which contains a General Release) in accordance with the terms of Section 12 of this Agreement, and complying with the terms and conditions of

Executive’s Employment Agreement, as modified by the Addendum, the Company has agreed to pay Executive the sum of One Hundred Thousand Dollars ($100,000) based on Executive’s representations of the expenses she will incur related relocation from Milwaukee after she leaves the Company (“Relocation Expenses”). As a negotiated term of this agreement, the parties have agree that the Relocation Expenses shall be reported on a W-2.

D.                                    The Relocation Expenses will be paid in a lump sum within 30 days after Executive signs and does not timely revoke the Separation Agreement and General Release.

E.                                     In further consideration for Executive signing, returning and not revoking this Agreement (which contains a General Release) in accordance with the terms of Section 12 of this Agreement, complying with the terms and conditions of Executive’s Employment Agreement, as modified by the Addendum, through the Termination Date, the Company shall pay Executive the amount of COBRA premiums through December 31, 2017 (“COBRA Payments”), which Executive may, but is not required to, use to cover costs of health coverage whether through COBRA continuation, or otherwise..

F.                                      The Transition Bonus, Relocation Expenses and COBRA Payments shall be in lieu of any other payment to which Executive may be entitled by reason of any severance plan sponsored by the Company or otherwise.

3.                                      General Release. In consideration for the Transition Bonus, Relocation Expenses and COBRA Payments, Executive releases and forever discharges the Company (defined for this General Release to include the Company and all of its respective shareholders, officers, directors, agents, representatives, attorneys and employees and their successors, heirs and assigns) from every claim, demand, right, action or cause of action of whatsoever kind or nature, in law or in equity, direct or indirect, liquidated or unliquidated, known or unknown, that Executive ever had or now has, against the Company (as defined herein) with respect to any and all matters relating to Executive’s employment with the Company and the end of that employment with the Company, and any and all other claims of whatsoever kind or nature which Executive may have against the Company (as defined herein) arising from events occurring on or before Executive’s execution of this Release. This Release of the Company (as defined herein) also specifically includes, but is not limited to, any and all claims for employment discrimination, harassment and/or retaliation; all claims in contract, including but not limited to, claims for breach of contract, claims for promissory estoppel and claims for detrimental reliance; all claims in tort (including, but not limited to, all claims for wrongful discharge, fraud, intentional and/or negligent misrepresentation, intentional and/or negligent infliction of emotional distress, defamation/libel/slander, fraudulent inducement, including fraudulent inducement as to this Agreement); all claims for wages, bonuses, profit sharing, performance awards, severance pay, vacation pay, health insurance premiums, other insurance premiums, medical expense/costs, retirement contributions or benefits, any other fringe benefit, or any form of income or compensation; and all claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, as amended, and the Age

Discrimination in Employment Act, as amended. This Release also includes, but is not limited to, any and all claims for any type of damages (, back pay; front pay; compensatory damages for emotional distress/pain and suffering, etc.; punitive damages; liquidated damages; consequential damages for an employment search); for any type of equitable relief (i.e., reinstatement; injunction; etc.); for attorneys’ fees/costs; and for interest.

4.                                      Exceptions to the Release. This Release does not waive any claims for unemployment or workers’ compensation or for any claims related to the enforcement of this Agreement or for amounts owed under the Addendum or this Agreement. Nothing in this Release prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by any federal, state or local government agency, including but not limited to, the reporting of any whistleblower complaint to the Securities and Exchange Commission (“SEC”). Notwithstanding the foregoing, to the extent permitted by law, Executive waives the right to individual relief based on claims asserted in any charge or complaint filed with the Equal Employment Opportunity Commission (“EEOC”), the Pennsylvania Human Relations Commission (“PHRC”) or any other applicable state or local fair employment practices agency, including, but not limited to, an award of monetary damages or reinstatement to employment with the Company.

5.                                      Mutual Non-Disparagement. Executive agrees that Executive will not at any time or in any manner make or cause to be made any written or verbal statements, or take any actions that disparage, are detrimental to or damage the reputation of the Company and its former or current officers, directors, employees, agents and/or owners. The Company’s Board of Directors and the Company’s then President and Chief Executive Officer agree that they will not at any time or in any manner make or cause to be made any written or verbal statements, or take any actions that disparage, are detrimental to, or damage the reputation of the Executive.

6.                                      Company Property. Executive agrees that Executive has returned or will return to the Company on or before Executive’s Termination Date, any and all Company property and proprietary and/or confidential information, including originals and copies thereof (whether in hard copy or electronic form), which was or may be in Executive’s possession or under Executive’s control. Any such materials and other property of Company that Executive possesses, including that which exists on Executive’s personal computer(s), electronic equipment, storage media and e-mail account(s), shall be returned in the same format that Executive possesses such (i.e., hardcopy paper documents returned in their original format and all electronically stored documents returned via electronic media (e.g., thumb drive or CD Rom)) on or before Executive’s Termination Date. To the extent an electronic copy exists of the returned materials, Executive must permanently delete such electronic copy/copies on or before Executive’s Termination Date (following transmittal to Company of such documents as set forth above). Executive understands that if Executive does not return any hardcopy paper documents and/or electronic media within the time period set forth above, Executive is affirming and representing to the best of Executive’s knowledge that Executive has no such materials in Executive’s possession.

7.                                     Employment Agreement and Addendum Obligations. This Agreement does not affect the Executive’s continuing obligations under the Employment Agreement and the Addendum. Executive expressly agrees to comply with all obligations set forth in the Employment Agreement and Addendum that survive termination of the Parties’ employment relationship.

8.                                     No Knowledge of Wrongdoing. Executive represents and warrants that Executive (a) has no knowledge that any officer, director, employee, agent, or representative of the Company has committed or is suspected of committing any act which is or may be in violation of any federal or state law or regulation or has acted in a manner which requires corrective action of any kind and (b) Executive has not informed the Company of, and Executive is unaware of, any alleged violations of the Company’s standards of business conduct or personnel policies, or other misconduct by the Company (as defined in Section 3 of this Agreement), that have not been resolved satisfactorily by the Company.

9.                                     No Obligation to Employ Executive in the Future. The Company has no obligation, contractual or otherwise, to rehire, employ, or hire Executive at any time in the future. Executive further agrees that if Executive seeks any employment with the Company, a rejection of Executive’s application or inquiry will not constitute a breach of this Agreement or a violation in any manner whatsoever by the Company.

10.                              Cooperation. Executive agrees to cooperate with the Company and its attorneys with respect to any proceedings arising out of or relating to matters of which Executive was involved prior to the termination of Executive’s employment.

11.                              No Admission of Wrongdoing. Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission or evidence of any liability or unlawful conduct of any kind by the Company.

12.                               Advice of Counsel, Consideration and Revocation Periods and Effective Date.

A.                                    Executive is advised to consult with an attorney prior to signing this Agreement that includes a General Release. Executive has twenty-one (21) days to consider whether to sign this Agreement (the “Consideration Period”), and is advised that the Agreement may not be signed before the Termination Date. If the Consideration Period ends before Executive’s Termination Date, Executive will be able to sign the Agreement (if Executive so chooses) on Executive’s Termination Date or within five (5) calendar days after Executive’s Termination Date.

B.                                    Executive must return this signed Agreement to the Chairman of the Board of the Company, at The Bon-Ton Stores, Inc., 2801 East Market Street, York, PA 17402, by first class mail or by hand delivery within the Consideration Period. If Executive signs and returns this Agreement before the end of the Consideration Period, it is because Executive freely chose to do so after carefully considering its terms. If Executive does, by mistake, sign this Agreement before Executive’s

Termination Date, that mistaken, premature signature will not be valid and will not create a legally effective or binding Agreement. Instead, if Executive signs this Agreement before Executive’s Termination Date, this Agreement will be returned to Executive with a blank signature page to be signed by Executive on Executive’s Termination Date should Executive still want to do so.

C.                                    Additionally, Executive shall have seven (7) days from the date of the signing of this Agreement to revoke it by delivering a written notice of revocation within the seven-day revocation period to the Chairman of the Board at the above address. If the revocation period expires on a weekend or holiday, Executive will have until the end of the next business day to revoke.

D.                                    This Agreement will become effective on the eighth day after Executive signs this Agreement provided Executive does not revoke this Agreement.

E.                                     Executive agrees with the Company that changes to the Agreement, whether material or immaterial, do not restart the running of the Consideration Period. The Company is not required to make any payment described in this Agreement unless the Agreement becomes effective.

13.                              Applicable Law and General Provisions. This Agreement shall be interpreted under the laws of Pennsylvania. Except for the Employment Agreement and Addendum between Executive and the Company, certain portions of which remain in full force and effect, this Agreement sets forth the entire agreement between the Parties. Executive is not relying on any other agreements or oral representations not fully addressed in this Agreement.           The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

14.                              Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

15.                              Significance of Executive’s Signature.                           Executive’s signature below indicates that Executive:

A.                                    has carefully read and reviewed this Agreement;

B.                                    fully understands all of its terms and conditions;

C.                                    fully understands that the Agreement is legally binding and that by signing it, Executive is giving up certain rights;

D.                                    has not relied on any other representations by the Company, whether written or oral, concerning the terms of the Agreement;

E.                                     has been provided at least twenty-one (21) days to consider this Agreement (which includes a General Release) and agrees that changes to this Agreement, whether material or immaterial, do not restart the Consideration Period;

F.                                      will have seven (7) days to revoke Executive’s acceptance of this Agreement after signing it;

G.                                    has been advised, and has had the opportunity, to consult with an attorney prior to signing the Agreement;

H.                                   has signed and delivered this Agreement freely and voluntarily; and

I.                                        is duly authorized to sign this Agreement and has not assigned or attempted to assign or give to anyone else any claim Executive has or believes that Executive may have against the Company.

16.                              Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement, or a signature transmitted by facsimile or electronic mail, shall have the same effect as the original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and General Release on the date(s) set forth below.

EXECUTIVE

Date of Signing		Kathryn Bufano
NOT TO BE SIGNED BEFORE THE TERMINATION DATE

ACCEPTED:

THE BON-TON STORES, INC.

By:
Date of Signing		Chairman of the Board of Directors